Exhibit 4.15

ONEOK PARTNERS, L.P.

as Issuer;

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP,

ONEOK, Inc.,

MAGELLAN MIDSTREAM PARTNERS, L.P.,

ENLINK MIDSTREAM PARTNERS, LP

and

ELK MERGER SUB II, L.L.C.

as Guarantors;

and

COMPUTERSHARE TRUST COMPANY, N.A.

as successor to Wells Fargo Bank, N.A.,

as Trustee

SEVENTEENTH SUPPLEMENTAL INDENTURE

Dated as of January 31, 2025

to

INDENTURE

Relating to Senior Debt Securities

Dated as of September 25, 2006

6.650% Senior Notes due 2036

6.850% Senior Notes due 2037

6.125% Senior Notes due 2041

6.200% Senior Notes due 2043

SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of January 31, 2025 (this “Supplemental Indenture”), among ONEOK PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (“ONEOK ILP”), ONEOK, Inc., an Oklahoma corporation (“ONEOK”), MAGELLAN MIDSTREAM PARTNERS, L.P., a Delaware limited Partnership (together with ONEOK ILP and ONEOK, the “Existing Guarantors”), ENLINK MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“ENLK”), and ELK MERGER SUB II, L.L.C., a Delaware limited liability company (“Merger Sub II”) (each of ELNK and Merger Sub II, a “New Guarantor” and, collectively, the “New Guarantors” and, together with the Existing Guarantors, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor to Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Partnership, the Existing Guarantors and the Trustee have heretofore entered into an Indenture, dated as of September 25, 2006 (the “Original Indenture” and, the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of November 24, 2024 (the “Merger Agreement”), among ONEOK, Elk Merger Sub I, L.L.C., a Delaware limited liability company (“Merger Sub I”), Merger Sub II, EnLink Midstream, LLC, a Delaware limited liability company (“EnLink”), and EnLink Midstream Manager, LLC, a Delaware limited liability company and managing member of EnLink, (i) Merger Sub I merged with and into EnLink (the “First Merger”), with EnLink as the surviving company, and (ii) promptly following the First Merger, EnLink, as the surviving entity in the First Merger, merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II surviving the Second Merger as a direct, wholly-owed subsidiary of ONEOK;

WHEREAS, Section 9.01 of the Original Indenture provides that the Partnership, each Guarantor and the Trustee may from time to time and at any time, without the consent of Holders, enter into a supplemental indenture to add to the covenants of the Partnership or any Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities as the Board of Directors shall consider to be for the protection of the Holders of such Debt Securities or to make any change that does not adversely affect the rights of any Holder;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the New Guarantors desire to become guarantors of, and provide guarantees of, the currently outstanding debt securities, the titles of the series and the current outstanding principal amounts thereof being set forth on Schedule A hereto (collectively, the “Currently Outstanding Securities”); and

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Currently Outstanding Securities for Foreign Account Tax Compliance Act purposes, and all things necessary to make this Supplemental Indenture a legal, valid and binding agreement of the Partnership, the Existing Guarantors and the New Guarantors have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the New Guarantors hereby guarantees the Partnership’s obligations under the Currently Outstanding Securities as follows:

Article I
RELATION TO INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Relation to Indenture. With respect to the Currently Outstanding Securities, this Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02 Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

Section 1.03 General References. All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

Article II
AGREEMENT TO GUARANTEE

Section 2.01  Agreement to Guarantee.

(a) Except as provided below, each of the New Guarantors hereby agrees to provide a full and unconditional Guarantee (the “EnLink Guarantees”) to the Holders of the Currently Outstanding Securities on the terms and subject to the conditions set forth in Article XII of the Original Indenture.

(b) If either of the New Guarantors (i) shall cease to be a Subsidiary of ONEOK or (ii) shall no longer be (x) an obligor on, or issuer of, any capital markets debt securities or (y) a guarantor of any capital markets debt securities issued by the Partnership or the Existing Guarantors, in each case other than the Currently Outstanding Securities, then if no Default or Event of Default shall have occurred and be continuing, the applicable New Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Indenture, and the EnLink Guarantees shall be of no further force or effect with respect to the applicable New Guarantor. Following the receipt by the Trustee of any such notice, the Partnership and ONEOK shall cause the Indenture to be amended as provided in Section 9.01 of the Indenture; provided, however, that the failure to so amend the Indenture shall not affect the validity of the termination of the EnLink Guarantees with respect to the applicable New Guarantor.

(c) In addition, each of the EnLink Guarantees shall be terminated and discharged and shall be of no further force and effect, and each of the New Guarantors shall be automatically and unconditionally released from all of their obligations under the EnLink Guarantees and the Indenture, with respect to a series of Currently Outstanding Securities, solely upon (i) the legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture with respect to such series of Currently Outstanding Securities as provided in ARTICLE XI of the Indenture or (ii) such series of Currently Outstanding Securities ceasing to be Outstanding.

(d) As used in this Supplemental Indenture and in Sections 12.01 and 12.02 of the Original Indenture only, the terms “Guarantor,” “New Guarantors,” “Guarantee” and “EnLink Guarantees” shall include the New Guarantors. Notwithstanding anything in this Supplemental Indenture to the contrary, other than with respect to this Supplemental Indenture and in Sections 12.01, 12.02, 12.03 and 12.04 of the Original Indenture, the New Guarantors will not be considered Guarantors, and the EnLink Guarantees will not be considered Guarantees, for any purpose under the Indenture. Therefore, other than as set forth in this Supplemental Indenture and in Sections 12.01 and 12.02 of the Original Indenture, the New Guarantors will not be subject to the Indenture and will not be subject to any covenants or restrictions contained in the Indenture, including, without limitation, with respect to any merger, consolidation or sale of assets.

Section 2.02 Benefits Acknowledged. Each of the New Guarantors acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and from the EnLink Guarantees under this Supplemental Indenture.

Section 2.03 No Requirement to Endorse Notation of Guarantee. Each of the New Guarantors hereby agrees that its execution and delivery of this Supplemental Indenture and this ARTICLE II shall evidence the EnLink Guarantees without the need for notation on any Currently Outstanding Securities.

Article III
MISCELLANEOUS

Section 3.01 Notices. Notices to the New Guarantors shall be made in accordance with Section 13.03 of the Indenture at the address for the Partnership set forth in such Section. Notices to the Trustee shall be made in accordance with Section 13.03 of the Indenture at the address set forth below:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attn: CCT Administrator for ONEOK Partners, L.P.

Section 3.02 No Recourse Against Others. No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the Partnership or any Guarantor, as such, will have any liability for any obligations of the Partnership, the New Guarantors or any other Guarantor under the Currently Outstanding Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release are part of the consideration for the issuance of the EnLink Guarantees and the Currently Outstanding Securities.

Section 3.03 Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Partnership and the Guarantors, and the Trustee makes no representation as to and assumes no responsibility for their correctness.

The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture, or the proper authorization or the due execution hereof or thereof by the Partnership or any of the Guarantors.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights, privileges, protections, limitations liability, indemnities, immunities or obligations of the Trustee set forth in the Original Indenture. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.04 Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions, terms, and conditions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. Reference to this Supplemental Indenture need not be made in the Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture, any reference in any of such items to the Indenture being sufficient to refer to the Indenture as amended hereby.

Section 3.05 Governing Law. This Supplemental Indenture, the Currently Outstanding Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture and the Currently Outstanding Securities are subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and the Currently Outstanding Securities and shall, to the extent applicable, be governed by such provisions.

Section 3.06 Counterparts. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (a) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 3.07  Jury Trial Waiver. EACH OF THE PARTNERSHIP, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ONEOK, INC.

By:	/s/ Pierce H. Norton II
	Name:	Pierce H. Norton II
	Title:	President and Chief Executive Officer

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

[Signature Page to ONEOK Partners Seventeenth Supplemental Indenture]

ELK MERGER SUB II, L.L.C.

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its General Partner

By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to ONEOK Partners Seventeenth Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Katherine M. O’Brien Mathis
Name:	Katherine M. O’Brien Mathis
Title:	Vice President

[Signature Page to ONEOK Partners Seventeenth Supplemental Indenture]

Schedule A
Currently Outstanding Securities

$600,000,000 6.650% Senior Notes due 2036

$600,000,000 6.850% Senior Notes due 2037

$650,000,000 6.125% Senior Notes due 2041

$400,000,000 6.200% Senior Notes due 2043